                                                           Exhibit No. EX-99.a.1

                          AGREEMENT AND DECLARATION OF TRUST
                          ----------------------------------

                                          of

                                Gold Prospector Funds
                              a Delaware Business Trust

                                  TABLE OF CONTENTS
                                  -----------------

                                                                      Page
ARTICLE I.  Name and Definitions                                        2
      Section 1. Name                                                   2
      Section 2. Registered Agent and Registered Office;
                 Principal Place of Business                            2
                        (a)   Registered Agent and Registered Office    2
                        (b)   Principal Place of Business               2
      Section 3.  Definitions                                           2
                        (a)   "1940 Act"                                2
                        (b)   "Affiliate"                               2
                        (c)   "Board of Trustees"                       2
                        (d)   "By-Laws"                                 2
                        (e)   "Certificate of Trust"                    2
                        (f)   "Code"                                    2
                        (g)   "Commission"                              2
                        (h)   "DBTA"                                    2
                        (i)   "Declaration of Trust"                    3
                        (j)   "General Liabilities"                     3
                        (k)   "Interested Person"                       3
                        (l)   "Investment Adviser" or "Adviser"         3
                        (m)   "National Financial Emergency"            3
                        (n)   "Person"                                  3
                        (o)   "Principal Underwriter"                   3
                        (p)   "Series"                                  3
                        (q)   "Shares"                                  3
                        (r)   "Shareholder"                             3
                        (s)   "Trust"                                   3
                        (t)   "Trust Property"                          3
                        (u)   "Trustee" or "Trustees"                   3
ARTICLE II.  Purpose of Trust                                           4
ARTICLE III.  Shares                                                    7
      Section 1.  Division of Beneficial Interest                       7
      Section 2.  Ownership of Shares                                   8
      Section 3.  Investments in the Trust                              8
      Section 4.  Status of Shares and Limitation of Personal Liability 8
      Section 5.  Power of Board of Trustees to Change Provisions
                  Relating to Shares                                    9
      Section 6.  Establishment and Designation of Series               9
                        (a)   Assets Held with Respect to a Particular
                              Series                                    10
                        (b)   Liabilities  Held with  Respect to a
                              Particular Series                         10
                        (c)   Dividends, Distributions, Redemptions
                              and Repurchases                           11
                        (d)   Voting                                    11
                        (e)   Equality                                  11
                        (f)   Fractions                                 12
                        (g)   Exchange Privilege                        12
                        (h)   Combination of Series                     12
                        (i)   Elimination of Series                     12
      Section 7.  Indemnification of Shareholders                       12
ARTICLE IV.  The Board of Trustees                                      12
      Section 1.  Number, Election and Tenure                           12
      Section 2.  Effect of Death, Resignation, Removal, etc.
                  of a Trustee                                          13
      Section 3.  Powers                                                13
      Section 4.  Payment of Expenses by the Trust                      14
      Section 5.  Payment of Expenses by Shareholders                   15
      Section 6.  Ownership of Trust Property                           15
      Section 7.  Service Contracts                                     15
ARTICLE V.  Shareholders' Voting Powers and Meetings                    16
      Section 1.  Voting Powers                                         16
      Section 2.  Meetings                                              17
      Section 3.  Quorum and Required Vote                              17
      Section 4.  Shareholder Action by Written Consent without a
                  Meeting                                               17
      Section 5.  Record Dates                                          18
      Section 6.  Additional Provisions                                 18
ARTICLE VI.  Net Asset Value, Distributions and Redemptions             18
      Section 1.  Determination of Net Asset Value, Net Income and
                  Distributions                                         18
      Section 2.  Redemptions at the Option of a Shareholder            19
      Section 3.  Redemptions at the Option of the Trust                20
ARTICLE VII.  Compensation and Limitation of Liability of Officers
              and Trustees                                              20
      Section 1.  Compensation                                          20
      Section 2.  Indemnification and Limitation of Liability           20
      Section 3.  Officers and Trustees' Good Faith Action, Expert
                  Advice, No Bond or Surety                             21
      Section 4.  Insurance                                             21
ARTICLE VIII.  Miscellaneous                                            21
      Section 1.  Liability of Third Persons Dealing with Trustees      21
      Section 2.  Dissolution of Trust or Series                        22
      Section 3.  Merger and Consolidation; Conversion                  22
                        (a)   Merger and Consolidation.                 22
                        (b)   Conversion                                22
      Section 4.  Reorganization                                        23
      Section 5.  Amendments                                            23
      Section 6.  Filing of Copies, References, Headings                24
      Section 7.  Applicable Law                                        24
      Section 8.  Provisions in Conflict with Law or Regulations        24
      Section 9.  Business Trust Only                                   24
      Section 10. Use of the Names "Gold Prospector Funds,"
                  "Prospector Funds" and "Gold Bank"                    25

                          AGREEMENT AND DECLARATION OF TRUST

                                          OF

                                GOLD PROSPECTOR FUNDS
                                ---------------------

     AGREEMENT AND DECLARATION OF TRUST made this 23rd day of July, 2001, by the
Trustees  hereunder,  and by the holders of shares of beneficial  interest to be issued  hereunder as hereinafter  provided.  This  Agreement and  Declaration of
Trust  shall be  effective  upon the filing of the  Certificate  of Trust in the office of the Secretary of State of the State of Delaware.

                                 W I T N E S S E T H:

     WHEREAS  this  Trust  has  been  formed  to  carry  on the  business  of an investment company; and

     WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate Series, and to divide Shares of any Series into two or more classes, and issue such classes,  all in accordance  with the provisions  hereinafter set forth; and

     WHEREAS the Trustees  have agreed to manage all property  coming into their hands as trustees of a Delaware business trust in accordance with the provisions of the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.), as from time to time amended and including any successor statute of similar import (the "DBTA"), and the provisions hereinafter set forth.

     NOW,  THEREFORE,  the Trustees hereby declare that they will hold all cash, securities  and other  assets  which  they may from time to time  acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following  terms and conditions for the benefit of the holders from time to time of shares of beneficial  interest in this Trust and the Series created hereunder as hereinafter set forth.

                                      ARTICLE I.

                                 Name and Definitions

     Section 1. Name. This trust shall be known as "Gold  Prospector  Funds" and the Trustees  shall  conduct the  business of the Trust under that name,  or any other name as they may from time to time determine.

     Section 2.  Registered  Agent and  Registered  Office;  Principal  Place of
Business.

          (a) Registered Agent and Registered Office. The name of the registered agent of the Trust and the  address of the  registered  office of the Trust are as set forth on the Certificate of Trust.

          (b) Principal  Place of Business.  The principal  place of business of the Trust is 10975 El Monte,  Suite 225,  Overland  Park,  KS 66211 or such other  location  within or outside of the State of Delaware as the Board of
     Trustees may determine from time to time.

     Section 3. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "1940 Act" shall mean the  Investment  Company Act of 1940 and the rules and  regulations  thereunder,  all as adopted or amended from time to time;

          (b) "Affiliate"  shall have the meaning given to it in Section 2(a)(3)
     of the 1940 Act when used with reference to a specified Person.

          (c) "Board of Trustees"  shall mean the  governing  body of the Trust, which is comprised of the Trustees of the Trust;

          (d)  "By-Laws"  shall mean the By-Laws of the Trust,  as amended  from time to time in accordance with Article X of the By-Laws,  and incorporated herein by reference;

          (e)  "Certificate  of Trust" shall mean the certificate of trust filed with the  Office  of the  Secretary  of State of the State of  Delaware  as
     required under the DBTA to form the Trust;

          (f) "Code" shall mean the Internal  Revenue Code of 1986,  as amended, and the rules and regulations thereunder;

          (g) "Commission" shall have the meaning given it in Section 2(a)(7) of the 1940 Act;

          (h)  "DBTA"  shall mean the  Delaware  Business  Trust  Act,  (12 Del.
     C.ss.3801, et seq.), as amended from time to time;

          (i)  "Declaration  of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

          (j) "General  Liabilities"  shall have the meaning given it in Article
     III, Section 6(b) of this Declaration Trust;

          (k)  "Interested  Person"  shall have the meaning  given it in Section
     2(a)(19) of the 1940 Act;

          (l) "Investment  Adviser" or "Adviser"  shall mean a party  furnishing services to the Trust  pursuant to any  contract  described  in Article IV,
     Section 7(a) hereof;

          (m) "National Financial Emergency" shall mean the whole or any part of any  period  set  forth in  Section  22(e) of the 1940  Act.  The  Board of
     Trustees may, in its discretion,  declare that the suspension relating to a national  financial  emergency shall terminate,  as the case may be, on the first business day on which the New York Stock Exchange shall have reopened or the period specified in Section 22(e) of the 1940 Act shall have expired
     (as to which, in the absence of an official  ruling by the Commission,  the determination of the Board of Trustees shall be conclusive);

          (n) "Person"  shall  include a natural  person,  partnership,  limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity;

          (o)  "Principal  Underwriter"  shall have the  meaning  given to it in
     Section 2(a)(29) of the 1940 Act;

          (p)  "Series"  shall  refer to each Series of Shares  established  and designated  under or in accordance  with the  provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940
     Act, and subject to Rule 18f-2 thereunder;

          (q) "Shares" shall mean the outstanding shares of beneficial  interest into which the beneficial  interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

          (r) "Shareholder" shall mean a record owner of Shares;

          (s) "Trust" shall refer to the Delaware  business trust established by this Declaration of Trust, as amended from time to time;

          (t)  "Trust  Property"  shall  mean  any  and  all  property,  real or personal,  tangible  or  intangible,  which  is owned or held by or for the account  of the  Trust  or one or more of any  Series,  including,  without limitation, the rights referenced in Article VIII, Section 2 hereof;

          (u)  "Trustee"  or  "Trustees"  shall refer to each  signatory to this
     Declaration of Trust as a trustee,  so long as such signatory  continues in office in accordance with the terms hereof,  and all other Persons who may, from time to time, be duly elected or  appointed,  qualified and serving on the Board of Trustees in accordance with the provisions  hereof.  Reference herein to a Trustee or the  Trustees  shall refer to such Person or Persons in their capacity as Trustees hereunder.

                                   ARTICLE II.

                                Purpose of Trust

     The purpose of the Trust is to conduct,  operate and carry on the  business of a registered  management  investment  company  registered  under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority  given by law, to exercise all of the powers and to do any and all of the  things  as  fully  and to the same  extent  as any  private  corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

     (a) To invest and reinvest cash, to hold cash uninvested,  and to subscribe for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold, pledge, sell, assign, mortgage, transfer,  exchange,  distribute, write options on, lend or  otherwise  deal in or dispose of  contracts  for the future  acquisition  or delivery of fixed  income or other  securities,  and  securities  or property of every  nature  and  kind,  including,  without  limitation,  all types of bonds, debentures,  stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness,
commercial  paper,  repurchase  agreements,   bankers'  acceptances,  and  other
securities of any kind, issued, created, guaranteed, or sponsored by any and all
Persons, including, without limitation,  states, territories, and possessions of the United  States and the District of Columbia and any  political  subdivision, agency,  or  instrumentality  thereof,  any foreign  government or any political
subdivision  of  the  U.S.  Government  or  any  foreign   government,   or  any
international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust;

     (b) To exercise any and all rights, powers and privileges with reference to or  incident  to  ownership  or  interest,  use  and  enjoyment  of any of  such securities  and other  instruments  or property  of every kind and  description, including, but without limitation,  the right, power and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge or write options with respect to or otherwise  deal with, dispose of, use, exercise or enjoy any rights, title, interest,  powers or privileges  under  or  with  reference  to  any of  such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the  preservation,  protection,  improvement and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage,  hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  person or persons as the  Trustees  shall deem proper,  granting to such person or persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise  powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

     (f) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To  compromise,  arbitrate  or otherwise  adjust  claims in favor of or against  the Trust or any matter in  controversy,  including  but not limited to claims for taxes;

     (j) To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust  Property such  insurance as the  Trustees  may deem  necessary  or  appropriate  for the  conduct  of the business, including, without limitation,  insurance policies insuring the assets of the  Trust  or  payment  of  distributions  and  principal  on its  portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents, Investment Advisers,  Principal Underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares,  holding, being or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent, Investment Adviser, Principal Underwriter,  or independent contractor, to the fullest extent  permitted by this  Declaration of Trust,  the By-laws and by applicable law; and

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other  benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge or otherwise  deal with,  dispose of, use, exercise or enjoy, property of all kinds.

     (o) To  buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to  build,  erect,  construct,  alter  and  maintain buildings, structures, and other improvements on real property.

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated.

     (q) To enter into,  make and perform  contracts and  undertakings  of every kind for any lawful purpose, without limit as to amount.

     (r) To issue, purchase, sell and transfer,  reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust,  from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust,  determine;  and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

     The Trust shall not be limited to investing in obligations  maturing before the possible  dissolution  of the Trust or one or more of its Series.  The Trust shall not in any way be bound or limited by any  present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be  required  to obtain any court  order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DBTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III.

                                     Shares

     Section 1. Division of Beneficial Interest.  The beneficial interest in the
Trust shall at all times be divided  into  Shares,  all  without par value.  The number of Shares  authorized  hereunder is unlimited.  The Board of Trustees may authorize  the  division of Shares into  separate  and  distinct  Series and the division of any Series into separate classes of Shares. The different Series and classes shall be established and designated,  and the variations in the relative rights and  preferences  as between the  different  Series and classes  shall be fixed and  determined  by the  Board of  Trustees  without  the  requirement  of
Shareholder approval. If no separate Series or classes shall be established, the
Shares shall have the rights and preferences  provided for herein and in Article
III,  Section 6 hereof to the extent  relevant  and not  otherwise  provided for herein,  and all  references  to Series and classes  shall be construed  (as the context may  require) to refer to the Trust.  The fact that a Series  shall have initially been established and designated without any specific  establishment or designation of classes (i.e.,  that all Shares of such Series are initially of a single  class)  shall not  limit  the  authority  of the  Board of  Trustees  to establish and designate  separate classes of said Series. The fact that a Series shall have more than one established and designated  class,  shall not limit the authority of the Board of Trustees to establish and designate additional classes of said Series, or to establish and designate separate classes of the previously established and designated classes.

     The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof,  from time to time for such  consideration (but not less than the net asset  value  thereof)  and in such form as may be fixed  from time to time pursuant to the direction of the Board of Trustees.

     The  Board  of  Trustees  may hold as  treasury  shares,  reissue  for such consideration  and on such  terms as they may  determine,  or  cancel,  at their discretion from time to time, any Shares of any Series  reacquired by the Trust.
The Board of Trustees may  classify or  reclassify  any  unissued  Shares or any
Shares  previously issued and reacquired of any Series or class into one or more
Series or classes  that may be  established  and  designated  from time to time.
Notwithstanding  the  foregoing,  the Trust and any Series  thereof may acquire, hold,  sell and otherwise deal in, for purposes of investment or otherwise,  the
Shares of any other Series of the Trust or Shares of the Trust,  and such Shares shall not be deemed treasury shares or cancelled.

     Subject to the  provisions  of Section 6 of this  Article  III,  each Share shall have voting rights as provided in Article V hereof,  and the  Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as  declared  with  respect  thereto in the manner  provided  in Article IV,
Section 3 hereof.  No Share shall have any priority or preference over any other
Share of the same Series or class with  respect to  dividends  or  distributions paid in the ordinary course of business or distributions upon dissolution of the
Trust or of such  Series or class  made  pursuant  to  Article  VIII,  Section 2 hereof.  All  dividends  and  distributions  shall  be made  ratably  among  all
Shareholders  of a particular  class of Series from the Trust Property held with respect to such Series  according  to the number of Shares of such class of such
Series held of record by such  Shareholders  on the record date for any dividend or  distribution.  Shareholders  shall  have no  preemptive  or  other  right to subscribe to new or additional Shares or other securities issued by the Trust or any Series.  The  Trustees may from time to time divide or combine the Shares of any particular  Series into a greater or lesser number of Shares of that Series.
Such  division  or  combination  may not  materially  change  the  proportionate beneficial  interests  of the Shares of that Series in the Trust  Property  held with  respect to that  Series or  materially  affect the rights of Shares of any other Series.

     Any Trustee,  officer or other agent of the Trust,  and any organization in which any such  Person is  interested,  may  acquire,  own,  hold and dispose of
Shares of the Trust to the same  extent as if such  Person  were not a  Trustee, officer or other  agent of the Trust;  and the Trust may issue and sell or cause to be issued and sold and may  purchase  Shares from any such Person or any such organization  subject  only to the general  limitations,  restrictions  or other provisions applicable to the sale or purchase of such Shares generally.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained separately for the Shares of each
Series  and  class  thereof  that  has  been  established  and  designated.   No
certificates  certifying  the  ownership of Shares shall be issued except as the
Board of  Trustees  may  otherwise  determine  from  time to time.  The Board of
Trustees may make such rules not  inconsistent  with the  provisions of the 1940
Act as they consider  appropriate  for the issuance of Share  certificates,  the transfer of Shares of each Series or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent,  as the case may be, shall be  conclusive  as to who are the  Shareholders  of each Series or class  thereof  and as to the number of Shares of each  Series or class  thereof held from time to time by each such Shareholder.

     Section 3.  Investments  in the Trust.  Investments  may be accepted by the
Trust  from  such  Persons,   at  such  times,  on  such  terms,  and  for  such
consideration as the Board of Trustees may, from time to time,  authorize.  Each investment shall be credited to the individual Shareholder's account in the form of full and  fractional  Shares  of the  Trust,  in such  Series or class as the purchaser may select,  at the net asset value per Share next determined for such
Series or class after receipt of the  investment;  provided,  however,  that the
Principal  Underwriter may,  pursuant to its agreement with the Trust,  impose a sales charge upon investments in the Trust.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights
provided  in  this   Declaration  of  Trust  and  under  applicable  law.  Every
Shareholder  by  virtue  of having  become a  Shareholder  shall be held to have expressly  assented  and agreed to the terms  hereof and to have  become a party hereto.  The death of a Shareholder  during the existence of the Trust shall not operate to dissolve the Trust or any Series,  nor entitle the  representative of any  deceased  Shareholder  to an  accounting  or to take any action in court or elsewhere  against the Trust or the Trustees or any Series,  but  entitles  such representative  only to the  rights  of said  deceased  Shareholder  under  this
Declaration of Trust.  Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the Trust  Property or right to call for a  partition  or division  of the same or for an  accounting,  nor shall the ownership of Shares  constitute the Shareholders as partners.  Neither the Trust nor the Trustees,  nor any officer,  employee or agent of the Trust,  shall have any power to bind  personally  any  Shareholder,  nor,  except  as  specifically provided  herein,  to call upon any  Shareholder  for the  payment of any sum of money or assessment  whatsoever  other than such as the  Shareholder  may at any time personally  agree to pay. All Shares when issued on the terms determined by the Board of Trustees shall be fully paid and nonassessable.  As provided in the
DBTA,  Shareholders  of the Trust shall be entitled  to the same  limitation  of personal liability extended to stockholders of a private  corporation  organized for profit under the general corporation law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Change  Provisions  Relating  to
Shares.  Notwithstanding  any other  provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of
Trust or the  Certificate of Trust as provided  elsewhere  herein,  the Board of
Trustees  shall  have the  power to amend  this  Declaration  of  Trust,  or the
Certificate  of Trust,  at any time and from time to time, in such manner as the
Board of Trustees  may  determine in its sole  discretion,  without the need for
Shareholder  action,  so as to add to, delete,  replace or otherwise  modify any provisions  relating  to the  Shares  contained  in this  Declaration  of Trust, provided that before adopting any such amendment without  Shareholder  approval, the Board of Trustees shall  determine  that it is consistent  with the fair and equitable  treatment of all Shareholders  and that  Shareholder  approval is not otherwise  required by the 1940 Act or other applicable law. If Shares have been issued,  Shareholder  approval shall be required to adopt any amendments to this
Declaration  of Trust  which  would  adversely  affect to a material  degree the rights and  preferences  of the Shares of any  Series or class  already  issued;
provided,  however, that in the event that the Board of Trustees determines that the Trust  shall no longer be operated as an  investment  company in  accordance with the  provisions  of the 1940 Act,  the  Board of  Trustees  may adopt  such amendments  to this  Declaration  of Trust to  delete  those  terms the Board of
Trustees identifies as being required by the 1940 Act.

     Subject to the  foregoing  Paragraph,  the Board of Trustees  may amend the
Declaration  of Trust to amend any of the provisions set forth in paragraphs (a)
through (i) of Section 6 of this Article III.

     The Board of Trustees shall have the power, in its discretion, to make such elections  as to the tax  status of the Trust as may be  permitted  or  required under the Code as  presently  in effect or as  amended,  without the vote of any
Shareholder.

     Section 6.  Establishment and Designation of Series.  The establishment and designation  of any  Series  or class of  Shares  shall  be  effective  upon the resolution  by a majority of the then Board of  Trustees,  adopting a resolution which sets forth such  establishment and designation and the relative rights and preferences of such Series or class.  Each such resolution shall be incorporated herein by reference upon adoption.

     Each Series shall be separate and distinct  from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and  liabilities  belonging to any such Series shall be held and  accounted  for separately from the assets and liabilities of the Trust or any other Series.

     Shares of each  Series or class  established  pursuant  to this  Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and  proceeds  thereof  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation,  any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments derived from any reinvestment of such proceeds,  in whatever  form the same may be, are herein  referred to as "assets held with  respect  to" that  Series.  In the event that  there are any  assets, income, earnings,  profits and proceeds thereof, funds or payments which are not readily  identifiable  as assets  held with  respect  to any  particular  Series
(collectively  "General  Assets"),  the Board of Trustees  shall  allocate  such
General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees,  in its sole discretion,  deems fair and equitable,  and any General Asset so allocated to a particular  Series shall be held  with  respect  to that  Series.  Each such  allocation  by the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) Liabilities Held with Respect to a Particular Series. The assets of the
Trust held with respect to each  particular  Series shall be charged against the liabilities  of the Trust  held with  respect to that  Series and all  expenses, costs,  charges and reserves  attributable to that Series,  and any liabilities, expenses,  costs,  charges  and  reserves  of the Trust  which  are not  readily identifiable as being held with respect to any particular  Series  (collectively
"General  Liabilities")  shall be allocated and charged by the Board of Trustees to and among any one or more of the  Series in such  manner and on such basis as the Board of  Trustees  in its sole  discretion  deems fair and  equitable.  The liabilities,  expenses,  costs, charges, and reserves so charged to a Series are herein  referred to as  "liabilities  held with  respect to" that  Series.  Each allocation of liabilities, expenses, costs, charges and reserves by the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular  Series,  or who have a claim or contract which has been allocated to any  particular  Series,  shall look,  and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim,  or  contract.  In the  absence of an express  contractual  agreement  so limiting the claims of such creditors,  claimants and contract  providers,  each creditor,  claimant and contract  provider will be deemed  nevertheless  to have impliedly agreed to such limitation  unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities,  obligations and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series,  whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this  Declaration of Trust,  shall be  enforceable  against the assets held with respect to that Series  only,  and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other Series  thereof shall be  enforceable  against the assets held with  respect to such  Series.  Notice of this  limitation  on  liabilities between and among Series shall be set forth in the  Certificate  of Trust of the
Trust (whether originally or by amendment) as filed or to be filed in the Office of the  Secretary  of State of the State of Delaware  pursuant to the DBTA,  and upon the  giving of such  notice in the  Certificate  of  Trust,  the  statutory provisions of Section 3804 of the DBTA relating to  limitations  on  liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the  Certificate  of Trust) shall become  applicable to the
Trust and each Series.

     (c) Dividends, Distributions,  Redemptions and Repurchases. Notwithstanding
any  other  provisions  of  this  Declaration  of  Trust,   including,   without
limitation,   Article  VI,  no  dividend  or  distribution  including,   without
limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any  redemption or repurchase  of, the Shares of any Series or class  shall be  effected  by the Trust  other than from the assets held with respect to such Series,  nor,  except as  specifically  provided in Section 7 of this Article III, shall any Shareholder of any particular  Series otherwise have any right or claim  against the assets held with  respect to any other Series or the Trust generally  except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and
each such  determination and allocation shall be conclusive and binding upon the
Shareholders.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote on the matter,  separately by Series and, if applicable,  by class,  subject to:
(1)  where  the 1940 Act  requires  all  Shares  of the Trust to be voted in the aggregate without  differentiation  between the separate Series or classes, then all of the Trust's  Shares  shall vote in the  aggregate;  and (2) if any matter affects only the interests of some but not all Series or classes,  then only the
Shareholders of such affected Series or classes shall be entitled to vote on the matter.

     (e) Equality. All Shares of each particular Series shall represent an equal proportionate  undivided  beneficial interest in the assets held with respect to that Series  (subject to the  liabilities  held with  respect to that Series and such rights and  preferences as may have been  established  and designated  with respect  to  classes  of  Shares  within  such  Series),  and each  Share of any particular  Series shall be equal to each other Share of that Series (subject to the rights and preferences with respect to separate classes of such Series).

     (f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting,  receipt of dividends and  distributions,  redemption of
Shares and dissolution of the Trust or that Series.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

     (h) Combination of Series.  The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable  law, to combine the assets and  liabilities  held with respect to any two or more Series into assets and liabilities held with respect to a single
Series.

     (i) Elimination of Series. At any time that there are no Shares outstanding of any particular  Series or class  previously  established and designated,  the
Board of Trustees may by  resolution of a majority of the then Board of Trustees abolish  that  Series or class and  rescind the  establishment  and  designation thereof.

     Section 7.  Indemnification  of Shareholders.  If any Shareholder or former
Shareholder  shall be  exposed  to  liability  by  reason  of a claim or  demand relating  solely to his or her being or having been a  Shareholder  of the Trust
(or by having been a  Shareholder  of a particular  Series),  and not because of such Person's acts or omissions,  the Shareholder or former  Shareholder (or, in the case of a natural person, his or her heirs,  executors,  administrators,  or other legal  representatives  or, in the case of a corporation  or other entity, its corporate or other general  successor) shall be entitled to be held harmless from and  indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against all loss and expense arising from such  claim  or  demand;  provided,  however,  there  shall be no  liability  or obligation  of the  Trust  (or  any  particular  Series)  arising  hereunder  to reimburse  any  Shareholder  for  taxes  paid by  reason  of such  Shareholder's ownership of any Shares.

                                   ARTICLE IV.

                             The Board of Trustees

     Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of  Trustees  may be fixed  from time to time by a written  instrument signed, or by resolution  approved at a duly constituted  meeting, by a majority of the Board of Trustees,  provided,  however, that the number of Trustees shall in no  event be less  than one (1) nor more  than  fifteen  (15).  The  Board of
Trustees,  by action of a majority of the then  Trustees  at a duly  constituted meeting,  may fill vacancies in the Board of Trustees or remove any Trustee with or without cause.  The Shareholders  may elect Trustees,  including  filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the
Board of Trustees for that purpose. A meeting of Shareholders for the purpose of electing one or more  Trustees may be called by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the
Shareholders.  Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

     Each Trustee shall serve during the  continued  lifetime of the Trust until he or she dies,  resigns,  is  declared  bankrupt or  incompetent  by a court of appropriate jurisdiction,  or is removed, or, if sooner than any of such events, until the next  meeting  of  Shareholders  called for the  purpose  of  electing
Trustees and until the election and  qualification of his or her successor.  Any
Trustee  may resign at any time by written  instrument  signed by him or her and delivered  to any officer of the Trust or to a meeting of the Board of Trustees.
Such  resignation  shall  be  effective  upon  receipt  unless  specified  to be effective  at some later  time.  Except to the extent  expressly  provided  in a written  agreement with the Trust,  no Trustee  resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to  damages  on  account  of such  events or any  actions  taken in connection therewith following his or her resignation or removal.

     Section 2. Effect of Death,  Resignation,  Removal,  etc. of a Trustee. The
death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity  of one or more  Trustees,  or of all of them,  shall not  operate to dissolve  the Trust or any  Series  or to revoke  any  existing  agency  created pursuant to the terms of this  Declaration  of Trust.  Whenever a vacancy in the
Board of Trustees shall occur,  until such vacancy is filled as provided in this
Article IV, Section 1, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this  Declaration of Trust.  In the event of the death, declination,  resignation,  retirement, removal, declaration as bankrupt or incapacity of all of the then  Trustees,  the Trust's  Investment
Adviser(s) is (are) empowered to appoint new Trustees  subject to the provisions of Section 16(a) of the 1940 Act.

     Section 3. Powers.  Subject to the provisions of this Declaration of Trust, the  business of the Trust shall be managed by the Board of  Trustees,  and such
Board of Trustees  shall have all powers  necessary or  convenient  to carry out that  responsibility,  including,  without  limitation,  the  power to engage in securities or other  transactions of all kinds on behalf of the Trust. The Board of Trustees  shall have full power and  authority  to do any and all acts and to make and execute any and all  contracts  and  instruments  that it may  consider necessary or appropriate in connection with the administration of the Trust. The
Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or  fiduciaries,  but shall have full authority and absolute  power and control over the assets of the Trust and the business of the Trust to the same  extent  as if the  Trustees  were the sole  owners of the assets  of the  Trust  and the  business  in their  own  right,  including  such authority,  power and  control to do all acts and things as they,  in their sole discretion,  shall deem proper to accomplish the purposes of this Trust. Without limiting the  foregoing,  the Trustees may: (1) adopt,  amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management  of the affairs of the Trust;  (2) fill  vacancies  in or remove from their number in accordance  with this  Declaration of Trust or the By-Laws,  and may elect and remove such officers and appoint and terminate such agents as they consider  appropriate;  (3)  appoint  from their own number  and  establish  and terminate one or more  committees  consisting of two or more Trustees  which may exercise  the powers and  authority  of the Board of Trustees to the extent that the Board of Trustees determine;  (4) employ one or more custodians of the Trust
Property  and may  authorize  such  custodians  to employ  subcustodians  and to deposit  all or any part of such Trust  Property  in a system or systems for the central  handling of  securities or with a Federal  Reserve  Bank;  (5) retain a transfer  agent,  dividend  disbursing  agent, a shareholder  servicing agent or administrative  services agent, or all of them; (6) provide for the issuance and distribution  of Shares by the Trust  directly or through one or more  Principal
Underwriters  or otherwise;  (7) retain one or more Investment  Adviser(s);  (8)
redeem,  repurchase  and transfer  Shares  pursuant to  applicable  law; (9) set record  dates for the  determination  of  Shareholders  with  respect to various matters,  in the manner provided in Article V, Section 5 of this  Declaration of
Trust; (10) declare and pay dividends and distributions to Shareholders from the
Trust  Property;  (11)  establish  from  time to time,  in  accordance  with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate  and  distinct  investment  medium and with separately  defined investment  objectives and policies and distinct  investment purposes; and (12) in general delegate such authority as they consider desirable to any officer of the Trust,  to any  committee  of the Board of Trustees and to any agent or employee of the Trust or to any such custodian,  transfer, dividend disbursing or shareholder  servicing agent,  Principal Underwriter or Investment
Adviser. Any determination as to what is in the best interests of the Trust made by the Board of Trustees in good faith shall be conclusive.

     In construing the provisions of this  Declaration of Trust, the presumption shall  be in  favor  of a grant  of  power  to the  Trustees.  Unless  otherwise specified  herein or required by law, any action by the Board of Trustees  shall be deemed  effective if approved or taken by a majority of the Trustees  then in office.

     Any action required or permitted to be taken by the Board of Trustees, or a committee  thereof,  may be taken without a meeting if a majority of the members of the  Board of  Trustees,  or  committee  thereof,  as the case may be,  shall individually or collectively  consent in writing to that action.  Such action by written  consent  shall have the same force and effect as a majority vote of the
Board of  Trustees,  or  committee  thereof,  as the case may be.  Such  written consent or consents  shall be filed with the minutes of the  proceedings  of the
Board of Trustees, or committee thereof, as the case may be.

     The  Trustees  shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder,  but neither the
Trustees nor the officers, directors,  shareholders or partners of the Trustees, shall be expected to devote their full time to the  performance  of such duties.
The  Trustees,  or any  Affiliate  shareholder,  officer,  director,  partner or employee thereof,  or any Person owning a legal or beneficial  interest therein, may engage in or possess an  interest  in any other  business  or venture of any nature and description, independently or with or for the account of others.

     Section 4.  Payment of  Expenses  by the Trust.  The Board of  Trustees  is
authorized  to pay or cause to be paid out of the  principal  or  income  of the
Trust or any  particular  Series or class,  or partly out of the  principal  and partly out of the income of the Trust or any particular  Series or class, and to charge or allocate the same to,  between or among such one or more of the Series or classes  that may be  established  or  designated  pursuant  to Article  III,
Section 6, as it deems fair, all expenses,  fees, charges, taxes and liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust or a particular  Series or class,  or in  connection  with the  management thereof,  including,  but not limited to, the  Trustees'  compensation  and such expenses,  fees, charges,  taxes and liabilities for the services of the Trust's
officers,  employees,  Investment  Adviser,  Principal  Underwriter,   auditors,
counsel, custodian,  sub-custodian (if any), transfer agent, dividend disbursing agent,  shareholder  servicing  agent,  and such  other  agents  or  independent contractors and such other expenses, fees, charges, taxes and liabilities as the
Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power, as frequently as it may determine,  to cause each Shareholder of the Trust, or each  Shareholder of any particular  Series,  to pay directly,  in advance or arrears,  for charges of the Trust's custodian or transfer,  dividend disbursing, shareholder servicing or similar agent, an amount fixed from time to time by the  Board of  Trustees,  by  setting  off such  charges  due from  such
Shareholder  from  declared  but unpaid  dividends  or  distributions  owed such
Shareholder  and/or by  reducing  the  number of Shares in the  account  of such
Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property shall at all times be considered to be vested in the Trust, except that the Board of  Trustees  shall have the power to cause  legal  title to any Trust
Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

     (a) Subject to such  requirements  and  restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative  services  for the Trust or for any Series with any  corporation, trust, association or other organization,  including any Affiliate; and any such contract may contain  such other terms as the Board of Trustees  may  determine,
including  without   limitation,   authority  for  the  Investment   Adviser  or
administrator to determine from time to time without prior consultation with the
Board of Trustees what  securities  and other  instruments  or property shall be purchased or otherwise  acquired,  owned, held, invested or reinvested in, sold, exchanged,  transferred,  mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held  uninvested  and to make changes in the Trust's or a particular  Series'
investments,  or such other  activities as may specifically be delegated to such party.

     (b) The  Board of  Trustees  may  also,  at any time and from time to time, contract  with  any  corporation,  trust,  association  or  other  organization, including any Affiliate,  appointing it or them as the exclusive or nonexclusive distributor or Principal  Underwriter for the Shares of the Trust or one or more of the Series or classes  thereof  or for other  securities  to be issued by the
Trust,  or  appointing  it or  them  to act as the  custodian,  transfer  agent, dividend  disbursing agent and/or  shareholder  servicing agent for the Trust or one or more of the Series or classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time,  to  contract  with any Persons to provide  such other  services to the
Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.

     (d) The fact that:

          (i)  any of the Shareholders,  Trustees,  employees or officers of the
               Trust is a  shareholder,  director,  officer,  partner,  trustee, employee,  manager, Adviser, Principal Underwriter,  distributor,
               or  Affiliate  or  agent  of  or  for  any  corporation,   trust,
               association,  or  other  organization,   or  for  any  parent  or
               Affiliate of any organization with which an Adviser's, management
               or  administration   contract,  or  Principal   Underwriter's  or
               distributor's   contract,   or  custodian,   transfer,   dividend
               disbursing,  shareholder  servicing  or  other  type  of  service contract may have been or may hereafter be made, or that any such
               organization,   or  any  parent  or  Affiliate   thereof,   is  a
               Shareholder or has an interest in the Trust, or that

          (ii) any corporation,  trust,  association or other  organization with which an  Adviser's,  management  or  administration  contract or
               Principal  Underwriter's or distributor's contract, or custodian, transfer,  dividend  disbursing,  shareholder  servicing or other type of service  contract may have been or may  hereafter be made also has an Adviser's,  management or administration contract, or
               Principal  Underwriter's or distributor's contract, or custodian, transfer,  dividend  disbursing,  shareholder  servicing or other service  contract  with one or more other  corporations,  trusts, associations,  or other  organizations,  or has other business or interests,

shall  not  affect  the  validity  of  any  such  contract  or  disqualify   any
Shareholder,  Trustee,  employee  or officer of the Trust  from  voting  upon or executing the same, or create any  liability or  accountability  to the Trust or its Shareholders,  provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

     (e) Every  contract  referred to in this  Section 7 shall  comply with such requirements and  restrictions as may be set forth in the By-Laws,  the 1940 Act or stipulated by resolution of the Board of Trustees;  and any such contract may contain such other terms as the Board of Trustees may determine.

                                   ARTICLE V.

                    Shareholders' Voting Powers and Meetings

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6(d),  the  Shareholders  shall have power to vote only (i) for the  election of
Trustees,  including the filling of any  vacancies in the Board of Trustees,  as provided in Article IV, Section 1; (ii) with respect to such additional  matters relating  to the Trust as may be  required  by this  Declaration  of Trust,  the
By-Laws, the 1940 Act or any registration  statement of the Trust filed with the
Commission;  and  (iii) on such  other  matters  as the  Board of  Trustees  may consider  necessary or desirable.  The  Shareholder  of record (as of the record date established pursuant to Section 5 of this Article V) of each Share shall be entitled  to one  vote for  each  full  Share,  and a  fractional  vote for each fractional Share. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shares may be voted in person or by proxy.

     Section 2.  Meetings.  Meetings  of the  Shareholders  may be called by the
Board of Trustees  for the  purpose of electing  Trustees as provided in Article
IV,  Section 1 and for such other  purposes as may be prescribed by law, by this
Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Board of  Trustees  from  time to time for the  purpose  of taking action upon any other matter  deemed by the Board of Trustees to be necessary or desirable.

     Section  3.  Quorum  and  Required  Vote.  Except  when a larger  quorum is required by  applicable  law, by the  By-Laws or by this  Declaration  of Trust, thirty-three and one-third  percent (33-1/3%) of the Shares present in person or represented  by proxy and  entitled  to vote at a  Shareholders'  meeting  shall constitute a quorum at such meeting.  When a separate vote by one or more Series or classes is required,  thirty-three  and  one-third  percent  (33-1/3%) of the
Shares of each such Series or class  present in person or  represented  by proxy and  entitled to vote shall  constitute a quorum at a  Shareholders'  meeting of such Series or class.  Subject to the  provisions of Article III,  Section 6(d),
Article VIII,  Section 4 and any other  provision of this  Declaration of Trust, the  By-Laws or  applicable  law which  requires a  different  vote:  (1) in all matters  other  than the  election  of  Trustees,  the  affirmative  vote of the majority of votes cast at a  Shareholders'  meeting at which a quorum is present shall  be the act of the  Shareholders;  (2)  Trustees  shall  be  elected  by a plurality  of the votes  cast at a  Shareholders'  meeting  at which a quorum is present.

     Section 4.  Shareholder  Action by Written Consent  without a Meeting.  Any action which may be taken at any meeting of Shareholders  may be taken without a meeting  and  without  prior  notice if a consent in writing  setting  forth the action so taken is  signed by the  holders  of Shares  having  not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares  entitled to vote on that  action were  present and voted.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's  records.  Any  Shareholder  giving a written consent or the  Shareholder's  proxy  holders or a transferee of the Shares or a personal  representative  of the Shareholder or its respective  proxy-holder may revoke the consent by a writing  received by the  secretary  of the Trust before written  consents of the number of Shares  required to  authorize  the  proposed action have been filed with the secretary.

     If the  consents  of all  Shareholders  entitled  to  vote  have  not  been solicited  in  writing  and  if  the  unanimous  written  consent  of  all  such
Shareholders  shall not have been  received,  the  secretary  shall give  prompt notice of the action taken without a meeting to such  Shareholders.  This notice shall be given in the manner specified in the By-Laws.

     Section 5. Record  Dates.  For  purposes of  determining  the  Shareholders entitled  to notice of any  meeting or to vote or  entitled  to give  consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than one hundred  eighty  (180) days nor less than seven
(7) days before the date of any such meeting.

     If the Board of Trustees does not so fix a record date:

     (a) The record date for determining  Shareholders  entitled to notice of or to vote at a meeting of  Shareholders  shall be at the close of  business on the business  day next  preceding  the day on which notice is given or, if notice is waived,  at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

     (b) The record date for determining  Shareholders  entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of
Trustees has been taken,  shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken,  shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action or the  seventy-fifth  (75th) day before the date of such other action, whichever is later.

     For the purpose of determining the  Shareholders of any Series or class who are entitled to receive  payment of any  dividend or of any other  distribution, the Board of  Trustees  may from time to time fix a date,  which shall be before the date for the  payment of such  dividend or such other  distribution,  as the record date for determining the  Shareholders of such Series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as  precluding  the Board of Trustees  from setting  different  record dates for different Series or classes.

     Section  6.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                   ARTICLE VI.

                 Net Asset Value, Distributions and Redemptions

     Section 1.  Determination of Net Asset Value, Net Income and Distributions.
Subject to Article III,  Section 6 hereof,  the Board of Trustees shall have the power to fix an  initial  offering  price for the  Shares of any Series or class thereof  which  shall  yield to such Series or class not less than the net asset value  thereof,  at which  price  the  Shares of such  Series or class  shall be offered  initially for sale, and to determine  from time to time  thereafter the offering  price  which shall yield to such Series or class not less than the net asset value thereof from sales of the Shares of such Series or class;  provided, however, that no Shares of a Series or class thereof shall be issued or sold for consideration  which shall yield to such Series or class less than the net asset value of the Shares of such Series or class next determined after the receipt of the order (or at such other times set by the Board of  Trustees),  except in the case of Shares of such Series or class issued in payment of a dividend  properly declared and payable.

     Subject to Article III, Section 6 hereof,  the Board of Trustees,  in their absolute  discretion,  may  prescribe and shall set forth in the By-laws or in a duly adopted vote of the Board of Trustees  such bases and time for  determining the per  Share or net asset  value of the  Shares  of any  Series or net  income attributable  to the Shares of any  Series,  or the  declaration  and payment of dividends  and  distributions  on the  Shares  of any  Series,  as they may deem necessary or desirable.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended from time to time ("Prospectus"):

     (a) The Trust shall purchase such Shares as are offered by any  Shareholder for  redemption,  upon the  presentation  of a  proper  instrument  of  transfer together  with a request  directed  to the Trust or a Person  designated  by the
Trust  that the Trust  purchase  such  Shares or in  accordance  with such other procedures  for  redemption  as the  Board of  Trustees  may  from  time to time authorize;  and the Trust will pay  therefor  the net asset  value  thereof,  in accordance with the By-Laws and applicable law. Payment for said Shares shall be made by the Trust to the  Shareholder  within seven days after the date on which the request is received in proper form. The obligation set forth in this Section
2 is subject to the provision that in the event that any time the New York Stock
Exchange (the  "Exchange") is closed for other than weekends or holidays,  or if permitted  by the Rules of the  Commission  during  periods  when trading on the
Exchange is restricted or during any National Financial Emergency which makes it impracticable  for the Trust to dispose  of the  investments  of the  applicable
Series or to  determine  fairly the value of the net assets held with respect to such Series or during any other period  permitted by order of the Commission for the protection of investors,  such  obligations may be suspended or postponed by the Board of Trustees.  If certificates  have been issued to a Shareholder,  any such  request  by such  Shareholder  must be  accompanied  by  surrender  of any outstanding  certificate or  certificates  for such Shares in form for transfer, together with such proof of the  authenticity of signatures as may reasonably be required on such Shares and  accompanied  by proper stock  transfer  stamps,  if applicable.

     (b)  Payments  for Shares so  redeemed  by the Trust shall be made in cash, except  payment for such Shares may, at the option of the Board of Trustees,  or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and  partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate,  shall have absolute discretion as to what security or securities of the Trust shall be  distributed in kind and the  amount of the same;  and the  securities  shall be valued for  purposes  of distribution  at the value at which they were  appraised in  computing  the then current net asset value of the Shares,  provided that any Shareholder who cannot legally acquire  securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act
("ERISA")  shall receive cash.  Shareholders  shall bear the expenses of in-kind transactions,  including,  but not limited to, transfer  agency fees,  custodian fees and costs of disposition of such securities.

     (c)  Payment for Shares so redeemed by the Trust shall be made by the Trust as  provided  above  within  seven days  after the date on which the  redemption request is received in good order;  provided,  however, that if payment shall be made other than  exclusively  in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any  necessary  transfers of such securities on the books of the several  corporations  whose securities are to be delivered  practicably can be made, which may not necessarily  occur within such seven day  period.  Moreover,  redemptions  may be  suspended  in the event of a
National Financial Emergency. In no case shall the Trust be liable for any delay of any  corporation  or other  Person in  transferring  securities  selected for delivery as all or part of any payment in kind.

     (d) The right of Shareholders to receive  dividends or other  distributions on  Shares  may be set forth in a Plan  adopted  by the  Board of  Trustees  and amended  from time to time  pursuant to Rule 18f-3 of the 1940 Act. The right of any  Shareholder  of the Trust to receive  dividends or other  distributions  on
Shares  redeemed  and all other rights of such  Shareholder  with respect to the
Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares,  shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

     Section 3.  Redemptions  at the Option of the Trust.  The Board of Trustees
may,  from time to time,  without the vote or consent of the  Shareholders,  and subject  to the  1940  Act,  redeem  Shares  or  authorize  the  closing  of any
Shareholder  account,  subject to such  conditions as may be  established by the
Board of Trustees.

                                  ARTICLE VII.

                  Compensation and Limitation of Liability of
                             Officers and Trustees

     Section 1.  Compensation.  Except as set forth in the last sentence of this
Section 1, the Board of Trustees may, from time to time, fix a reasonable amount of  compensation  to be paid by the Trust to the  Trustees  and  officers of the
Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory,  management,  legal, accounting,  investment banking or other services and payment for the same by the Trust.

     Section 2. Indemnification and Limitation of Liability.

     (a) To the fullest extent that limitations on the liability of Trustees and officers  are  permitted by the DBTA,  the  officers  and Trustees  shall not be responsible  or liable in any event  for any act or  omission  of:  any agent or employee of the Trust;  any Investment  Adviser or Principal  Underwriter of the
Trust;  or with respect to each Trustee and officer,  the act or omission of any other Trustee or officer,  respectively.  The Trust,  out of the Trust Property, shall  indemnify  and hold  harmless each and every officer and Trustee from and against any and all claims and demands  whatsoever  arising out of or related to such  officer's or Trustee's  performance  of his or her duties as an officer or
Trustee of the Trust.  This limitation on liability  applies to events occurring at the time a Person  serves as a Trustee or officer of the Trust whether or not such  Person is a Trustee  or  officer  at the time of any  proceeding  in which liability is asserted.  Nothing herein contained shall indemnify,  hold harmless or protect any officer or Trustee from or against any  liability to the Trust or any  Shareholder  to which such Person  would  otherwise be subject by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of such Person's office.

     (b) Every note, bond, contract, instrument,  certificate or undertaking and every other act or document whatsoever issued,  executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the
Trust shall be conclusively deemed to have been issued, executed or done only in such  Person's  capacity  as  Trustee  and/or as  officer,  and such  Trustee or officer,  as applicable,  shall not be personally  liable  therefore,  except as described in the last sentence of the first  paragraph of this Section 2 of this
Article VII.

     Section 3. Officers and Trustees' Good Faith Action, Expert Advice, No Bond
or  Surety.  The  exercise  by the  Trustees  of their  powers  and  discretions hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable  to the Trust and to any  Shareholder  solely  for such  officer's  or
Trustee's  own willful  misfeasance,  bad faith,  gross  negligence  or reckless disregard of the duties involved in the conduct of the office of such officer or
Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.  The  officers  and  Trustees  may obtain the advice of counsel or other  experts  with  respect to the  meaning and  operation  of this
Declaration  of Trust and their duties as officers or Trustees.  No such officer or  Trustee  shall be liable for any act or  omission  in  accordance  with such advice  and no  inference  concerning  liability  shall  arise from a failure to follow such advice.  The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 4.  Insurance.  To the fullest extent  permitted by applicable law, the officers and Trustees  shall be entitled and have the  authority to purchase with Trust  Property,  insurance for  liability and for all expenses  reasonably incurred or paid or  expected  to be paid by a Trustee or officer in  connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person's  capacity or former capacity with the Trust,  whether or not the Trust  would have the power to  indemnify  such Person  against  such liability under the provisions of this Article.

                                  ARTICLE VIII.

                                 Miscellaneous

     Section 1.  Liability of Third  Persons  Dealing with  Trustees.  No person dealing  with the  Trustees  shall be bound to make any inquiry  concerning  the validity of any actions made or to be made by the Trustees.

     Section 2.  Dissolution  of Trust or Series.  Unless  dissolved as provided herein, the Trust shall have perpetual existence.  The Trust may be dissolved at any time by vote of a majority of the Shares of the Trust entitled to vote or by the Board of Trustees by written notice to the  Shareholders.  Any Series may be dissolved  at any time by vote of a majority  of the Shares of that Series or by the Board of Trustees by written notice to the Shareholders of that Series.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the  Trustees  shall  (in  accordance  withss.3808  of the  DBTA)  pay  or  make reasonable  provision to pay all claims and  obligations  of each Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured  claims  and  obligations  known  to the  Trust,  and all  claims  and obligations  which are known to the  Trust  but for  which the  identity  of the claimant is unknown.  If there are  sufficient  assets held with respect to each
Series of the Trust (or the particular  Series, as the case may be), such claims and obligations  shall be paid in full and any such provisions for payment shall be made in full.  If there are  insufficient  assets  held with  respect to each
Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid or provided for according to their priority and, among claims and obligations of equal priority,  ratably to the extent of assets available therefor.  Any remaining assets (including without  limitation,  cash, securities or any  combination  thereof) held with respect to each Series of the
Trust (or the particular Series, as the case may be) shall be distributed to the
Shareholders of such Series,  ratably  according to the number of Shares of such
Series held by the several  Shareholders on the record date for such dissolution distribution.

     Section 3. Merger and Consolidation; Conversion.

     (a)  Merger  and  Consolidation.  Pursuant  to an  agreement  of  merger or consolidation,  the Trust, or any one or more Series,  may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United  States or any foreign country or other foreign  jurisdiction.  Any such merger or consolidation  shall not require the vote of the Shareholders  affected thereby,  unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an  amendment of this  Declaration  of Trust which would  otherwise  require the approval of such  Shareholders.  In accordance with Section 3815(f) of the DBTA, an  agreement  of merger or  consolidation  may  affect  any  amendment  to this
Declaration of Trust or the By-Laws or affect the adoption of a new  declaration of trust or  by-laws  of the Trust if the Trust is the  surviving  or  resulting business  trust.  Upon completion of the merger or  consolidation,  the Trustees shall file a certificate of merger or  consolidation  in accordance with Section
3810 of the DBTA.

     (b) Conversion.  A majority of the Board of Trustees may,  without the vote or consent of the  Shareholders,  cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized,  formed  or  created  under  the  laws of the  State of  Delaware  as permitted  pursuant to Section 3821 of the DBTA; (ii) the Shares of the Trust or
any Series to be converted into beneficial  interests in another  business trust
(or series thereof)  created pursuant to this Section 3 of this Article VIII, or
(iii) the  Shares to be  exchanged  under or  pursuant  to any state or  federal statute to the extent permitted by law; provided,  however,  that if required by the 1940 Act, no such statutory  conversion,  Share conversion or Share exchange shall be effective  unless the terms of such  transaction  shall first have been approved at a meeting  called for that purpose by the "vote of a majority of the outstanding  voting  securities,"  as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable;  provided, further, that in all respects not governed by statute or  applicable  law,  the Board of  Trustees  shall have the power to prescribe the procedure  necessary or  appropriate to accomplish a sale of assets,  merger or  consolidation  including  the power to create one or more separate  business  trusts to which all or any part of the assets,  liabilities, profits  or  losses  of the  Trust may be  transferred  and to  provide  for the conversion  of Shares of the Trust or any Series into  beneficial  interests  in such separate business trust or trusts (or series thereof).

     Section 4.  Reorganization.  A majority of the Board of Trustees  may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially  all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company,  association or corporation  organized under the laws of any state, or to one or more separate  series thereof,  or to the Trust to be held as  assets  associated  with one or more  other  Series  of the  Trust,  in exchange for cash, shares or other securities (including, without limitation, in the case of a  transfer  to another  Series of the  Trust,  Shares of such other
Series)  with such  transfer  either  (a)  being  made  subject  to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so  transferred,  or (b) not being made  subject  to, or not with the assumption of, such liabilities;  provided,  however, that, if required by the 1940 Act, no assets  associated  with any  particular  Series shall be so sold,  conveyed or transferred  unless the terms of such transaction shall first have  been  approved  at a meeting  called  for that  purpose  by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the
1940 Act, of that Series.  Following  such sale,  conveyance  and transfer,  the
Board of Trustees shall distribute such cash, shares or other securities (giving due  effect  to the  assets  and  liabilities  associated  with  and  any  other differences  among the various Series the assets  associated  with which have so been sold,  conveyed and  transferred)  ratably  among the  Shareholders  of the
Series  the  assets  associated  with  which  have  been so sold,  conveyed  and transferred  (giving due effect to the  differences  among the  various  classes within  each such  Series);  and if all of the  assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

     Section 5. Amendments. Subject to the provisions of the second paragraph of this Section 5 of this Article VIII,  this  Declaration of Trust may be restated
and/or  amended at any time by an instrument in writing  signed by a majority of the then Board of Trustees  and, if required,  by approval of such  amendment by
Shareholders  in  accordance  with  Article  V,  Section  3  hereof.   Any  such
restatement  and/or  amendment  hereto  shall  be  effective   immediately  upon
execution  and  approval  or upon  such  future  date and time as may be  stated
therein. The Certificate of Trust of the Trust may be restated and/or amended by a  similar  procedure,  and any  such  restatement  and/or  amendment  shall  be effective  immediately  upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

     Notwithstanding  the above,  the Board of Trustees  expressly  reserves the right to amend or repeal any provisions  contained in this  Declaration of Trust or the  Certificate of Trust,  in accordance with the provisions of Section 5 of
Article III hereof,  and all rights,  contractual and otherwise,  conferred upon
Shareholders  are  granted  subject to such  reservation.  The Board of Trustees further  expressly  reserves  the right to amend or repeal any  provision of the
By-Laws pursuant to Article IX of the By-Laws.

     Section 6. Filing of Copies,  References,  Headings. The original or a copy of this  Declaration of Trust and of each  restatement  and/or  amendment hereto shall be kept at the  principal  executive  office of the Trust  where it may be inspected  by any  Shareholder.  Anyone  dealing  with the  Trust  may rely on a certificate  by an  officer  of  the  Trust  as  to  whether  or  not  any  such restatements  and/or  amendments  have  been  made  and  as to  any  matters  in connection with the Trust hereunder; and, with the same effect as if it were the original,  may rely on a copy  certified by an officer of the Trust to be a copy of this  instrument  or of any  such  restatements  and/or  amendments.  In this
Declaration of Trust and in any such restatements and/or amendments,  references to this instrument,  and all expressions of similar effect to "herein," "hereof"
and  "hereunder,"  shall be deemed to refer to this  instrument  as  amended  or affected by any such restatements and/or amendments.  Headings are placed herein for  convenience  of  reference  only and shall not be taken as a part hereof or control  or affect  the  meaning,  construction  or  effect of this  instrument.
Whenever the singular number is used herein,  the same shall include the plural;
and the neuter,  masculine and feminine  genders  shall  include each other,  as applicable. This instrument may be executed in any number of counterparts,  each of which shall be deemed an original.

     Section 7. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  business  trust pursuant to the DBTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a business trust.

     Section 8. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DBTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 9.  Business  Trust Only.  It is the  intention  of the Trustees to create a  business  trust  pursuant  to the DBTA,  and  thereby  to  create  the relationship  of trustee and  beneficial  owners  within the meaning of the DBTA between  the  Trustees  and each  Shareholder.  It is not the  intention  of the
Trustees to create a general or limited partnership,  limited liability company,
joint  stock  association,   corporation,   bailment,   or  any  form  of  legal
relationship  other than a business trust pursuant to the DBTA.  Nothing in this
Declaration  of Trust shall be  construed  to make the  Shareholders,  either by themselves  or  with  the  Trustees,  partners  or  members  of  a  joint  stock association.

     Section 10. Use of the Names "Gold Prospector  Funds,"  "Prospector  Funds"
and "Gold Bank." The name "Gold Prospector Funds,"  "Prospector Funds" and "Gold
Bank" and all rights to the use of such names belong to Gold Capital Management,
Inc., the Manager of the Trust,  and its  affiliates.  Gold Capital  Management,
Inc.  has  consented  to the use by the  Trust of the  identifying  words  "Gold
Prospector  Funds,"  "Prospector  Funds" and "Gold  Bank" and has granted to the
Trust a non-exclusive license to use such names as part of the name of the Trust and the name of any  class or  Series  of  Shares.  In the  event  Gold  Capital
Management,  Inc.  or an  affiliate  of Gold  Capital  Management,  Inc.  is not appointed as Manager or ceases to be the Manager of the Trust or of any class or
Series using such name, the non-exclusive  license granted herein may be revoked by Gold Capital Management,  Inc. Upon receipt of such a written revocation from
Gold Capital  Management,  Inc. or any  successor to its interests in such name, the Trustees agree to execute such amendment to the Trust's Certificate of Trust and this  Declaration of Trust as may be required to effect a change in the name of Trust or any class or Series of Shares of the Trust,  and the Trust  promptly shall cease  using the names "Gold  Prospector  Funds,"  "Prospector  Funds" and
"Gold Bank" as part of its name or the name of any class or Series of Shares.

     IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Declaration of Trust as of the date first above written.

                                    /s/ Larry D. Armel
                                    ------------------------
                                    Larry D. Armel
                                    Trustee